UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 01, 2013

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

200 S. Andrews Ave, Suite 703B
Fort Lauderdale, FL 33301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 01, 2013, Intelligent Living, Inc. entered into a Joint Venture Agreement with Monster Arts, Inc. to develop software applications for eMedicine and education, mental health, wellness, and mental health education and applications for cognitive learning which would include games, puzzles, math and analytical challenges, memory games and other educational titles.

With respect to the Joint Venture aspect of the Agreement, Intelligent Living is to provide the branding and marketing for the products developed by Monster Arts while Monster Arts will retain the source code to the applications and will develop all of the applications per a Master Services Agreement and Statements of Work.  The parties intend to develop 3 to 4 titles per quarter with respect to applications software.  Payments to both parties will come in the form of a revenue sharing and licensing model.  Both parties will jointly own the copyright and patent to any substantially new applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 06, 2013	Intelligent Living Inc.

	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Joint Venture Agreement